EXHIBIT 99.2

BTND, LLC AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 29, 2015 AND DECEMBER 28, 2014

1

BTND, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

MARCH 29, 2015 AND DECEMBER 28, 2014

	March 29,	December 28,
	2015	2014
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$220,688	$259,989
Receivables	28,381	21,457
Employee receivable	3,200	4,100
Inventory	45,925	49,414
Prepaid insurance	9,973	1,788

Total current assets	308,167	336,748

PROPERTY AND EQUIPMENT, net	872,043	882,699

Total assets	$1,180,210	$1,219,447

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Current maturities of long-term debt	$164,800	$161,314
Accounts payable	205,594	133,767
Accrued expenses	136,305	189,196
Accrued distributions	54,000	40,000

Total current liabilities	560,699	524,277

LONG-TERM DEBT, less current maturities	649,098	692,032

Total liabilities	1,209,797	1,216,309

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY (DEFICIT)	(29,587)	3,138

Total liabilities and members' equity (deficit)	$1,180,210	$1,219,447

See Condensed Notes to Consolidated Financial Statements

2

BTND, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 29, 2015 AND MARCH 30, 2014

(UNAUDITED)

	2015	2014

SALES	$1,257,178	$1,063,016

COSTS AND EXPENSES
Restaurant operating expenses
Food and paper costs	523,664	419,529
Labor costs	384,552	347,918
Occupancy costs	68,366	68,324
Other operating expenses	85,793	85,578
Depreciation	10,656	25,111
General and administrative	113,218	79,701

Total costs and expenses	1,186,249	1,026,161
Income from operations	70,929	36,855

INTEREST EXPENSE	(12,702)	(14,771)

NET INCOME	$58,227	$22,084

EARNINGS PER SHARE (NOTE 6)

Net income	$58,227	$22,084

Shares outstanding, basic and diluted	11,000,000	11,000,000

Earnings per share	$0.005	$0.002

See Condensed Notes to Consolidated Financial Statements

3

BTND, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 29, 2015 AND MARCH 30, 2014

(UNAUDITED)

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$58,227	$22,084
Adjustments to reconcile net income to net
cash provided by operating activities
Depreciation	10,656	25,111
Changes in operating assets and liabilities
Receivables	(6,924)	-
Employee receivable	900	200
Inventory	3,489	(4,472)
Prepaid expenses	(8,185)	(12,101)
Accounts payable	71,827	26,604
Accrued expenses	(52,891)	(22,028)

Net cash provided by operating activities	77,099	35,398

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(12,801)

Net cash used in investing activities	-	(12,801)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt	(39,448)	(37,379)
Distributions to members	(76,952)	(10,658)

Net cash used in financing activities	(116,400)	(48,037)

CHANGE IN CASH AND CASH EQUIVALENTS	(39,301)	(25,440)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	259,989	186,972

CASH AND CASH EQUIVALENTS, END OF PERIOD	$220,688	$161,532

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
Cash paid for interest	$12,702	$14,771

See Condensed Notes to Consolidated Financial Statements

4

BTND, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 29, 2015 AND MARCH 30, 2014

(UNAUDITED)

NOTE 1 – BASIS OF PRESENTATION

The consolidated financial statements of the BTND, LLC and its subsidiary (the “Company”) for the three-month periods ended March 29, 2015 and March 30, 2014 are unaudited and reflect all adjustments consisting of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim period.  The condensed financial statements should be read in conjunction with the financial statements and notes thereto, contained in the Company’s Report on Form 8-K (filed under Pretoria Resources Two, Inc. on April 21, 2015) for the fiscal year ended December 28, 2014.  The results of operations for the three-month period ended March 29, 2015, are not necessarily indicative of the results for the entire fiscal year ending December 27, 2015.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

BTND, LLC and its subsidiary (the “Company”) develop and operate company owned fast-food burger restaurants, with locations in Minnesota, North Dakota, and South Dakota.  The Company owned and operated eight restaurants in 2015 and 2014.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of BTND, LLC and its 99% owned subsidiary BTND West, LLC.  Significant intercompany accounts and transactions have been eliminated in consolidation.  The 1% minority ownership of BTND, LLC is not material and the Company has not presented the corresponding noncontrolling interest within the consolidated financial statements.

Income Taxes

The Company is treated as a limited liability company for federal and state income tax laws which provide that, in lieu of corporation income taxes, the members separately account for their prorata shares of the Company’s items of income, deductions, losses and credits.  Therefore, these statements do not include any provisions for income taxes related to the Company.  With few exceptions, the Company is no longer subject to U.S. federal, Minnesota or North Dakota income tax examinations by tax authorities for years before 2011.

Reportable Segments

The Company has eight similar restaurants under the same trade name and geographical area.  Because these restaurants have similar economic characteristics, the Company evaluates operating performance on an overall basis.  Therefore, the Company’s restaurants are classified as one reportable segment.

5

BTND, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 29, 2015 AND MARCH 30, 2014

(UNAUDITED)

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at:

	March 29,	December 28,
	2015	2014

Land	$266,285	$266,285
Equipment	1,468,403	1,468,403
Building	527,224	527,224
Vehicles	52,855	52,855
	2,314,767	2,314,767
Accumulated depreciation	(1,442,724)	(1,432,068)

	$872,043	$882,699

Depreciation expense for the three months ended March 29, 2015 and March 30, 2014 was $10,656 and $25,111, respectively.

NOTE 4 – LONG-TERM DEBT

The Company had the following long-term debt obligations:

	March 29,	December 28,
	2015	2014

Note payable, with variable interest at prime plus 1.75% (minimum 5.00%), currently at 5.00%, payable in variable monthly installments, including interest through November 8, 2018, secured by all Company assets and the personal guaranty of a member.	$206,025	$218,765

Unsecured note payable to related party with interest at 6.25%, payable in monthly installments of $7,808, including interest through June 1, 2020.	607,873	634,581
	813,898	853,346
Current maturities	(164,800)	(161,314)

Total	$649,098	$692,032

6

BTND, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 29, 2015 AND MARCH 30, 2014

(UNAUDITED)

Long-term debt is expected to mature as follows:

2015/2016	$164,800
2016/2017	174,488
2017/2018	185,025
2018/2019	166,960
2019/2020	97,481
Thereafter	25,144

$813,898

NOTE 5 – CONTINGENCIES

The Company acquired its properties as a result of an asset purchase agreement in May 2007.  By reason of drafting oversight, the agreement originally executed was with a seller subsidiary that did not own the assets being sold at that time. In April 2015, the seller and the Company entered into an amendment to the original agreement to correct this drafting oversight.  As part of the transaction, general warranty deeds were issued to the Company at the time of closing with the understanding the seller would not record them until such time consent was given by the seller’s lender to transfer the properties. To date, the properties acquired under the purchase agreement have not been recorded in the real property records of the counties in which the properties are located and approval of the seller’s lender to transfer the properties has not been completed. Since the lender had not been notified of the sale, the lender may require outstanding amounts to be immediately due and payable resulting in early payment penalties and other fees.  Since the properties’ seller does not appear to have the financial resources to satisfy any amounts that may be owed, the Company could be liable for such amounts. As a result, the Company has estimated it will owe up to $67,514 for this matter and has recorded a liability for this amount.  In addition, if the obligations to the lender are not satisfied, the lender could foreclose upon and sell the properties.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 14, 2015, the date which the statements were available to be issued.

On April 6, 2015 the Company entered into an Agreement and Plan of Merger (Agreement) with Pretoria Resources, Inc. (a public shell company), BTND Merger Sub LLC, a wholly-owned subsidiary of Pretoria Resources, Inc., the Company, and Titan Asset Advisors LLC, (as to certain limited provisions), BTND Merger Sub, LLC merged with and into the Company, with the Company remaining as the surviving entity and becoming a wholly-owned operating subsidiary of Pretoria Resources, Inc.

7

BTND, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 29, 2015 AND MARCH 30, 2014

(UNAUDITED)

At the effective time of the merger, the legal existence of BTND Merger Sub LLC ceased and all of the outstanding membership interests in the Company immediately prior to the effective time of merger were cancelled, and a membership interest in the Company was issue to Pretoria Resources, Inc. Simultaneously, Pretoria Resources, Inc. issued to the former members of the Company, in consideration of the cancellation of their membership interests, an aggregate of 9,911,000 restricted shares of Pretoria Resource, Inc.’s common stock, par value $0.0001 per share, equal to 90.1% of the total number of shares of common stock outstanding after giving effect to the merger.

Under the Agreement, the merger may be unwound and the merger agreement terminated and cancelled in the event that the Company has not received gross proceeds from an offering of its securities equal to at least $2 million by a date that is 90 days after the closing of the merger, upon the determination of the members of the Company.

Because the Company owners as a group retained or received the larger portion of the voting rights in the consolidated entity and the Company’s management represents a majority of the management of the consolidated entity, the Company is considered the acquirer for accounting purposes and will account for the transaction as a reverse acquisition.  The acquisition will be accounted for as a recapitalization, since at the time of the transaction, Pretoria Resources, Inc. was a company with no or nominal operations, assets and liabilities. Consequently, the assets and liabilities and the historical operations that will be reflected in future consolidated financial statements will be those of the Company at its historical cost basis.

The effect of the merger on earnings per share as presented on the consolidated income statement is based on the conversion rate of common stock for the membership interests of the Company and additional shares issued, retrospectively adjusted for presentation purposes, for the periods ended March 29, 2015 and March 30, 2014.

8